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                                                                  EXHIBIT (c)(8)

                             FMCC ACQUISITION CORP.
                                 110 Wall Street
                               New York, NY 10005

                                                                   June 25, 1997

First of Michigan Capital Corporation
100 Renaissance Center
26th Floor
Detroit, Michigan 48243

Attn: Chairman

1888 Limited Partnership
c/o Day, Berry & Howard
One Canterbury Green
Stamford, CT 06091

DST Systems, Inc.
1055 Broadway
Kansas City, MO 64105

                 Re: Board of Directors of
                     First of Michigan Capital Corporation
                     -------------------------------------

Dear Sirs:

               Reference is made to that certain Tender Offer Agreement dated as of June 11, 1997, as amended (the "Tender Offer Agreement"), among First of Michigan Capital Corporation (the "Company"), FMCC Acquisition Corp. ("Buyer"), 1888 Limited Partnership and DST Systems, Inc. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Tender Offer Agreement.

               Under the Tender Offer Agreement and under the terms and conditions stated in the Offer to Purchase, dated June 18, 1997, of Buyer, it is a condition, among other conditions, of Buyer's obligation to accept for payment, and pay for, any shares of Common Stock tendered pursuant to the Offer that the Board of Directors of the Company shall be composed of designees of Buyer immediately prior to and at the time Buyer accepts the shares of Common Stock for payment, provided Buyer shall have used its best efforts to make such designations prior to the expiration of the Offer.

               Buyer hereby designates the following individuals as its designees to be elected to the Board of Directors of the Company:


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                           1. Mr. Albert G. Lowenthal
                              Fahnestock &. Co.
                              110 Wall Street
                              New York, NY 10005

                           2. Ms. Elaine K. Roberts
                              Fahnestock Viner Holdings Inc.
                              20 Eglington Avenue West
                              Suite 1110
                              P.O. Box 2015
                              Toronto, Ontario M4R 1K8

                           3. Mr. A. Winn Oughtred
                              Borden & Elliot
                              Scotia Plaza
                              40 King Street West
                              Toronto, Ontario M5H 3Y4

                           4. Mr. Edward Soule
                              First of Michigan Capital Corporation
                              100 Renaissance Center
                              26th Floor
                              Detroit, Michigan

                           5. Mr. Mark Shobe
                              First of Michigan Capital Corporation
                              100 Renaissance Center
                              26th Floor
                              Detroit, Michigan



                                              Very truly yours,

                                              FMCC ACQUISITION CORP.

                                              By: /s/ Albert G. Lowenthal
                                                 -----------------------------
                                                 Albert G. Lowenthal
                                                 Chairman and CEO

cc: Sonnenschein Nath & Rosenthal
    4520 Main Street
    Kansas City, Missouri 64111
    Attn: John F. Marvin, Esq.

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